                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                ----------------



                                    FORM 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) June 30, 1998

                      Fund America Investors Corporation II
                      -------------------------------------
               (Exact name of registrant as specified in charter)


        Delaware                   33-73748                  84-1218906
----------------------------------------------------------------------------
(State or other jurisdiction       (Commission              (IRS Employer
    of incorporation)              File Number)           Identification No.)

     6400 S. Fiddler's Green Circle, Suite 1200B, Englewood, Colorado 80111
     ----------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (303) 290-6025
                                                           --------------

------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item  1. Changes in Control of Registrant.
         Not Applicable.

Item  2. Acquisition or Disposition of Assets.
         Not Applicable.

Item  3. Bankruptcy or Receivership.
         Not Applicable.

Item  4. Changes in Registrant's Certifying Accountant.
         Not Applicable.

Item  5. Other Events.

      On June 30, 1998, the Registrant caused the issuance and sale of $50,703,106 original principal amount of its Pass-Through Certificates, Series 1998-B, Class 1A and Class 2A (the "Certificates") pursuant to a Pooling Agreement, dated as of June 1, 1998 (the "Pooling Agreement"), by and between the Registrant, as seller, and U.S. Bank Trust National Association, as trustee (the "Trustee"). The Certificates were issued in two Classes, with an Initial Principal Amount and a Pass-Through Rate as described below:

         Class                    Initial             Pass-Through
      Designation            Principal Amount             Rate
      -----------            ----------------             ----
     Class 1A                  $24,651,553                 (1)
     Class 2A                  $26,051,553                 (1)

    -------------

(1) The effective per annum interest rate borne by either Class of Certificates during each Interest Accrual Period (as defined in the Prospectus) with respect to a Distribution Date (as defined in the Prospectus) will equal a fraction, expressed as a percentage truncated at the fourth decimal place, the numerator of which is equal to the aggregate amount in respect of interest paid on such Class of Certificates for the related Interest Accrual Period multiplied by 12, and the denominator of which is the principal amount of such Class of Certificates immediately prior to such Distribution Date. Under certain circumstances, the principal amount of either Class of Certificates could be paid in full while interest would remain payable, in which case, the calculation of the effective per annum interest rate borne by such Class of Certificates would not be meaningful. The effective per annum interest rate borne by such Class of Certificates would not be meaningful. The effective per annum interest rate borne by the Class 1A Certificates and the Class 2A Certificates during the first Interest Accrual Period is projected to be approximately 11.1466% and 10.8958%, respectively.

      The Certificates evidence, in the aggregate, the entire beneficial ownership interest in two groups of underlying securities, each of which constitute a separate sub-trust, held by a trust (the "Trust"), which consists primarily of all or a portion of (i) three classes of Guaranteed REMIC Pass-Through Certificates issued by Fannie Mae, as part of separate series of such certificates, including two classes of Combinable and Recombinable REMIC Certificates, (ii) one class of Guaranteed REMIC Pass-Through Securities issued by Ginnie Mae, (iii) two classes of certificates issued by Freddie Mac, including one class of Payment Exchange Certificates and one class of Multiclass Mortgage Participation Certificates, and (iv) a single class of Pass-Through Certificates, Series 1997-3, which represents a beneficial ownership interest in a trust established by Bear Stearns Mortgage Securities, Inc. The Certificates were purchased by the Registrant in a privately-negotiated transaction with Bear, Stearns & Co. Inc. ("Bear") pursuant to a Purchase Agreement (the "Purchase Agreement"), dated June 30, 1998, by and between the Registrant, as Purchaser and Bear, as Seller.

      The Certificates have been sold by the Registrant to Bear pursuant to an Underwriting Agreement, dated as of June 26, 1998, between the Underwriter and the Registrant and the related Terms Agreement, dated June 26, 1998 (the "Underwriting Agreement").

      Capitalized terms used but not defined herein shall have the meanings assigned to them in the Pooling Agreement.

Item 6.     Resignations of Registrant's Directors.
            Not Applicable.

Item 7.     Financial Statements, Pro Forma Financial Information and
            Exhibits.
            Not Applicable.

Exhibits

      1.1 Copy of the Underwriting Agreement and related Terms Agreement, each dated as of June 26, 1998, by and between the Registrant and Bear, Stearns & Co. Inc.

      4.1 Copy of the Pooling Agreement, dated as of June 1, 1998, by and between the Registrant and U.S. Bank Trust National Association, as Trustee (related exhibits available upon request of the Trustee).

                                  Signatures


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

June 30, 1998                     FUND AMERICA INVESTORS CORPORATION II



                                 By:      -----------------------

                                 Name:    Steven B. Chotin

                                 Title:   President

                                INDEX TO EXHIBITS



                                                                          Page
                                                                          ----

       1.1   Copy of the Underwriting Agreement and related Terms
             Agreement, each dated as of  June 26, 1998, by and
             among the Registrant and Bear, Stearns & Co. Inc............

       4.1   Copy of the Pooling Agreement, dated as of June 1, 1998,
             by and between the Registrant and U.S. Bank Trust
             National Association, as Trustee (related exhibits
             available upon request of the Trustee)......................